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                                                                EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this registration statement on Form S-4, relating to the registration of 20,000,000 shares of common stock, $.01 par value, of our report dated March 21, 1997, on our audits of the consolidated financial statements of USA Waste Services, Inc. We also consent to the reference to our firm under the caption "Experts."




                                                     Coopers & Lybrand L.L.P.


Houston, Texas
August 4, 1997